Contact:	Dalip Puri	203-573-2153

Chemtura Reports Second Quarter 2013 Financial Results

Second Quarter 2013 Net Sales of $735 million, GAAP net earnings from continuing operations of $0.47 per diluted share and $0.40 per diluted share on a managed basis

Completed Sale of Antioxidant Business recording a GAAP loss of $1.46 per diluted share

Industrial Performance Products, Consumer Products and Chemtura AgroSolutions Deliver Year-over-Year Improvement

PHILADELPHIA, PA – July 30, 2013 – Chemtura Corporation, (NYSE / Euronext Paris: CHMT) (the “Company,” “Chemtura,” “We,” “Us” or “Our”) today announced financial results for the second quarter ended June 30, 2013. We also filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. For the second quarter of 2013, Chemtura reported net sales of $735 million and net earnings from continuing operations attributable to Chemtura on a GAAP basis of $47 million, or $0.47 per diluted share. Net earnings from continuing operations attributable to Chemtura on a managed basis were $40 million, or $0.40 per diluted share.

Second Quarter 2013 Financial Results

The discussion below includes financial information on both a GAAP and non-GAAP managed basis. We present managed basis financial information as management uses this information internally to evaluate and direct the performance of our operations and believes that managed basis financial information provides useful information to investors. A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of second quarter and six months ended June 30, 2013 financial results from continuing operations attributable to Chemtura on a GAAP basis:

(In millions, except per share data)	Second Quarter			Six months ended June 30,
	2013	2012	% change	2013	2012	% change
Net sales	$735	$741	(1)%	$1,341	$1,359	(1)%
Operating income	$66	$78	(15)%	$66	$118	(44)%
Net earnings	$47	$53	(11)%	$26	$75	(65)%
Net earnings - per diluted share	$0.47	$0.53	(11)%	$0.26	$0.76	(66)%

The following is a summary of second quarter and six months ended June 30, 2013 financial results from continuing operations attributable to Chemtura on a managed basis:

(In millions, except per share data)	Second Quarter			Six months ended June 30,
	2013	2012	% change	2013	2012	% change
Net sales	$735	$741	(1)%	$1,341	$1,359	(1)%
Operating income	$75	$85	(12)%	$110	$127	(13)%
Net earnings	$40	$53	(25)%	$55	$71	(23)%
Net earnings - per diluted share	$0.40	$0.53	(25)%	$0.55	$0.72	(24)%
Adjusted EBITDA	$109	$118	(8)%	$180	$196	(8)%

CEO Remarks

Industrial Performance Products, Consumer Products and Chemtura AgroSolutions again delivered year-over-year improvement this quarter,” commented Mr. Craig A. Rogerson, Chairman, President and CEO of Chemtura. “With the benefit of strong sales growth in North America and in Latin America, Chemtura AgroSolutions delivered record performance this quarter despite the delayed start to the Northern Hemisphere growing season this year. Our other three segments encouragingly delivered modest improvements over the performance levels discussed in our June 6, 2013 press release.”

“Within our Industrial Performance Products segment, the strength in the sales of petroleum additives and certain synthetic lubricants we saw in the first quarter continued,” noted Mr. Rogerson. “This strength more than offset the weaker demand conditions for our urethane products sold to mining and electronic applications. Consumer Products saw lower sales volume than in the second quarter of 2012 due to poorer weather conditions, but was able to offset the impact through manufacturing and SG&A cost measures and delivered modest year-over-year profit improvement.”

“Industrial Engineered Products saw demand and pricing for flame retardants used in insulation foam applications stabilize during the quarter after the declines in the first quarter of 2013,” continued Mr. Rogerson. “However, now reflecting a full quarter’s impact of those declines, operating income was sequentially lower. Sales of flame retardants used in electronic applications showed modest sequential improvement for the third consecutive quarter, but were still lower than the second quarter of 2012. Prices for bromine based products in Asia remained at the weaker levels seen in recent quarters as Chinese bromine producers continue to seek the sale of excess production capacity.”

Mr. Rogerson continued, “The year-over-year improvement by Industrial Performance Products, Consumer Products and Chemtura AgroSolutions was not sufficient to fully offset the weaker performance of Industrial Engineered Products, and operating income fell short of the second quarter of 2012. With our plans to eliminate the stranded costs associated with the former Antioxidant business implemented during the quarter, stranded costs declined and we will see the full benefit in the third quarter.”

Outlook

”Our Consumer Products and Chemtura AgroSolutions segments anticipate to continue to deliver year-over-year improvement in the second half of 2013, although the second quarter is their seasonally strongest quarter of each year,” observed Mr. Rogerson. “Actual performance for Consumer Products will depend on weather conditions and Chemtura AgroSolutions will be influenced by growing conditions in the regions it serves and the requirements for our insecticide products.”

“Industrial Performance Products expect to deliver year-over-year improvement in the second half of 2013 with the relative strength of petroleum additive products offsetting the weakened demand for urethane products in mining and electronic applications,” continued Mr. Rogerson. “For Industrial Engineered Products, second half performance will depend upon the relative improvement of demand from insulation foam and electronic applications from the levels seen in the second quarter of 2013. The rate and timing of any improvement from these applications will determine if Chemtura as a whole can deliver year-over-year improvement in the second half of 2013.”

“In this lackluster industrial demand environment we continue to look for improvements that we can drive and are focused on what additional actions we can take to reduce cost and improve efficiency,” concluded Mr. Rogerson, “and we continue to actively work on portfolio transformation initiatives.”

Non-Operating Activities Reflected in Our Second Quarter Financial Results

•	On April 30, 2013, we completed the sale of our antioxidant and UV stabilizers (“Antioxidant”) business. We recorded an after-tax loss of $146 million reported in loss on sale of discontinued operations, net of tax which included a pre-tax non-cash loss of $119 million arising from the release of accumulated other comprehensive loss related to pension obligations transferred, the release of cumulative translation adjustments and the release of our non-controlling interest in a Korean joint venture. The loss also included the recognition of future losses related to continuing supply agreements.

Second Quarter 2013 Business Segment Highlights

•	Industrial Performance Products’ net sales increased $19 million or 8% as a result of a $15 million increase in sales volume and a $4 million year-over-year increase in selling prices. Operating income increased $3 million or 11% in the second quarter of 2013 to $31 million, benefited from the higher selling prices and $3 million in higher volume and product mix changes, offset by higher raw material costs of $3 million and other costs of $1 million. Sales volume increased due to improved demand for our petroleum additives and certain synthetic lubricant products compared to a year ago. Sales volume of urethane products continued to be effected by weak demand in mining and electronic applications across all regions. Selling price increases, primarily in our petroleum additive products offset raw material costs changes while manufacturing costs overall remained comparable to the second quarter of 2012.

•	Industrial Engineered Products’ net sales decreased $35 million or 15% primarily reflecting a $24 million decrease in sales volumes, $10 million in lower selling prices and $1 million from unfavorable foreign currency translation. Operating income decreased $25 million or 66% from the second quarter of 2012. The decrease in operating income reflected lower selling prices, an $11 million decrease due to lower sales volume and product mix changes and $3 million in unfavorable manufacturing costs and variances. The lower operating income was primarily the result of lower sales volumes and lower selling prices associated with brominated flame retardants used to support insulation foam and electronic applications. Some of this weakness was offset by stronger demand from oilfield and other industrial applications coupled with an increase in volume of organometallics products including tin-based products and those used as components of polyolefin polymerization catalysts. While selling prices during the quarter for bromine based products in Asia, insulation foam products in Europe and certain organometallic products were lower than in the second quarter of 2012, pricing in the quarter stabilized at the levels seen towards the end of the first quarter of 2013. We experienced some increase in raw material costs which we have not yet recovered due to demand conditions. Our manufacturing cost base was stable despite shutdowns at one of our major organometallics plants to facilitate capacity expansion.

•	Consumer Products’ net sales decreased $13 million or 8% reflecting a $12 million decrease in sales volume and $1 million in lower selling prices. Operating income increased by $1 million to $21 million, reflecting $3 million in lower manufacturing costs, a $2 million reduction in raw material costs and a $2 million decrease in other costs, offset by a $5 million impact from lower volume and unfavorable product mix and the lower selling prices. Sales volume was impacted by a slow start to this year’s pool season and unseasonable cold and wet weather in North America and Europe as the quarter progressed. Margins benefited from lower raw material and manufacturing costs and some reduction in selling, general and administrative (“SG&A”) and research and development (“R&D”, collectively “SGA&R”) costs.

•	Chemtura AgroSolutions’ net sales increased $23 million or 21% resulting from $21 million in higher sales volume and $3 million in higher selling prices partly offset by $1 million of unfavorable foreign currency translation. Operating income increased $9 million reflecting $8 million from higher sales volume and product mix changes, the higher selling prices and a $2 million decrease in other costs, offset in part by $2 million in higher SGA&R costs and $2 million in higher manufacturing costs. North America led the growth, seeing strong demand for our miticide products, followed by Latin America. China also saw strong growth while Europe was at comparable levels to the second quarter of 2012 due to unseasonably wet conditions. Operating income reflected the benefit of an increase in selling prices and higher volumes offset by higher manufacturing costs and slightly higher SGA&R costs.

•	Corporate expenses for the second quarter of 2013 on a GAAP basis decreased to $20 million compared with $24 million in 2012. Corporate expenses included amortization expense related to intangible assets and depreciation of $7 million and $6 million and non-cash stock compensation expense of $1 million and $2 million for the second quarters of 2013 and 2012, respectively. Stranded cost related to the Antioxidant Business declined to $2 million in the quarter compared to $4 million in the second quarter of 2012.

Second Quarter 2013 Results – GAAP

•	Consolidated net sales of $735 million for the second quarter of 2013 were $6 million or 1% lower than 2012 driven by lower selling prices of $4 million and unfavorable foreign currency translation of $2 million.

•	Gross profit for the second quarter of 2013 was $187 million, a decrease of $12 million compared with the second quarter of 2012. Gross profit as a percentage of net sales decreased to 25% as compared with 27% in the same quarter of 2012. Gross profit was impacted by $5 million from unfavorable volume and product mix changes, $4 million in lower selling prices, $2 million in unfavorable manufacturing costs and variances and a $1 million increase in other costs.

•	Operating income for the second quarter of 2013 decreased $12 million to $66 million compared with $78 million for the second quarter of 2012. The decrease was primarily due to the $12 million decrease in gross profit, a $4 million increase in facility closures, severance and related costs related to our restructuring programs and a $1 million increase in depreciation and amortization expense, partly offset by $5 million in lower SGA&R costs.

•	Included in the computation of operating income for the second quarters of 2013 and 2012 was $3 million of stock-based compensation expense. Stock-based compensation expense is expected to be approximately $16 million for 2013.

•	Interest expense was $15 million during the second quarter of 2013 which was slightly lower than 2012, primarily due to higher capitalized interest expense in 2013.

•	Other income, net was $12 million in the second quarter of 2013 compared with $5 million for the second quarter of 2012. During the second quarter of 2013, we recognized a gain of $15 million related to the release of cumulative translation adjustments associated with the rationalization of certain European subsidiaries no longer required.

•	Reorganization items, net was $1 million in the second quarters of 2013 and 2012 which is comprised primarily of professional fees directly associated with the Chapter 11 reorganization.

•	The income tax expense in the second quarter of 2013 was $15 million compared with $13 million in the second quarter of 2012.

•	Net earnings from continuing operations attributable to Chemtura for the second quarter of 2013 was $47 million, or $0.47 per diluted share, compared with $53 million, or $0.53 per diluted share for the second quarter of 2012.

•	Earnings from discontinued operations, net of tax attributable to Chemtura for the second quarter of 2013 was $6 million, or $0.06 per diluted share compared with a loss from discontinued operations, net of tax attributable to Chemtura for the second quarter of 2012 of $3 million, or $0.03 per diluted share. Discontinued operations represents the Antioxidant business.

•	Loss on sale of discontinued operations, net of tax attributable to Chemtura for the second quarter of 2013 was $146 million, or $1.46 per diluted share.

Second Quarter 2013 Results - Managed Basis

•	On a managed basis, second quarter 2013 gross profit was $187 million, as compared with $199 million in the same period last year. Gross profit as a percentage of net sales decreased to 25% as compared with 27% in the same quarter of 2012. The decrease in gross profit was primarily due to lower sales volume and the resulting unfavorable manufacturing costs and variances and lower selling prices.

•	On a managed basis, second quarter 2013 operating income was $75 million as compared with $85 million in the same period last year. The decrease in operating income primarily reflected the decrease in gross profit, partially offset by lower SGA&R costs.

•	Adjusted EBITDA in the second quarter of 2013 was $109 million as compared with $118 million in the second quarter of 2012 (see the tables attached to this earnings release for a reconciliation of the computation of Adjusted EBITDA). The decrease in Adjusted EBITDA was principally driven by lower gross profit offset in part by lower SGA&R costs. Adjusted EBITDA for the last twelve months decreased from $367 million at December 31, 2012 to $351 million at June 30, 2013. Adjusted EBITDA excludes the Antioxidant business which is classified as a discontinued operation.

•	Net earnings from continuing operations before income taxes on a managed basis in the second quarters of 2013 and 2012 were $57 million and $74 million, respectively and exclude pre-tax GAAP adjustments of $5 million and $8 million, respectively. These adjustments are primarily related to facility closures, severance and related costs, the release of cumulative translation adjustments associated with the rationalization of certain European subsidiaries no longer required, costs associated with the Chapter 11 reorganization and legal matters.

•	Chemtura has chosen to apply an estimated tax rate to our managed basis pre-tax income to simplify for investors the comparison of underlying operating performance. In 2012, we applied an estimated managed basis tax rate of 28% reflecting the expected performance of our core operations in 2012. With a projected shift in relative profitability to the U.S. from international operations, in 2013, we are applying an estimated managed basis tax rate of 31%. The estimated managed basis tax rate reflects (i) the impact of the adjustments made in the preparation of pre-tax managed basis income; (ii) the exclusion of the benefit or charge arising from the creation or release of valuation allowances on U.S. income; (iii) the utilization of foreign tax credits generated in the current year; and (iv) the conclusion that we will indefinitely re-invest the majority of the earnings of our foreign subsidiaries in our international operations. We will continue to monitor our estimated managed basis tax rate and may modify it based on changes in the composition of our taxable income and in tax rates around the world.

Cash Flows Details - GAAP

•	Net cash used in operating activities for the second quarter of 2013 was $2 million as compared with net cash provided by operating activities of $71 million for the second quarter of 2012. We traditionally use cash in the first and second quarters as working capital increases driven by seasonal businesses. This working capital is then recovered in the second half of the year, which we anticipate will again result in net cash being provided by operations for the year as a whole.

•	Capital expenditures for the second quarter of 2013 were $38 million compared with $29 million in the second quarter of 2012, reflecting investments to support organic growth initiatives including building our Nantong multi-purpose plant in China.

•	Cash income taxes paid (net of refunds) in the second quarter of 2013 were $5 million compared with $10 million in the second quarter of 2012.

•	On May 9, 2013, the Board authorized an increase in our share repurchase program by $41 million to $141 million and extended the program through March 31, 2014. During the second quarter of 2013, we did not repurchase any of our common stock. As of June 30, 2013, the remaining authorization under the program was approximately $100 million. However, from July 1, 2013 to July 26, 2013 we have repurchased 0.9 million shares of common stock at a cost of $20 million.

•	Our total debt was $894 million as of June 30, 2013 compared with $888 million as of March 31, 2013. Cash and cash equivalents from continuing operations increased to $306 million as of June 30, 2013 compared with $251 million as of March 31, 2013. The increase was primarily related to proceeds from the sale of the Antioxidant business offset by funding seasonal working capital increases.

•	Total debt less cash and cash equivalents from continuing operations of $588 million as of June 30, 2013 decreased $49 million compared with total debt less cash and cash equivalents for continuing operations of $637 million as of March 31, 2013.

•	During July 2013, we have refinanced part of our debt capital structure and will reflect these transactions in our third quarter financial results including a loss on the early extinguishment of debt. In light of these actions, we have shown $454 million of our long term debt as current as of June 30, 2013 as it has been repaid in July 2013. The refinancing actions will reduce annual interest expense by approximately $8 million and annually cash interest by approximately $8 million.

Second Quarter Earnings Q&A Teleconference

Copies of this release, as well as informational slides, will be available on the Investor Relations section of our Web site at www.chemtura.com. We will host a teleconference to review these results at 9:00 a.m. (EDT) on Wednesday, July 31, 2013. Interested parties are asked to dial in approximately 10 minutes prior to the start time. The call-in number for U.S. based participants is (877) 494-3128 and for all other participants is (404) 665-9523. The conference ID code is 96369892.

Replay of the call will be available for thirty days, starting at 11 a.m. (EDT) on Wednesday, July 31, 2013. To access the replay, call toll-free (855) 859-2056, (800) 585-8367, or (404) 537-3406, and enter access code 96369892. An audio webcast of the call can be accessed via the link below during the time of the call:

https://event.webcasts.com/starthere.jsp?ei=1018591

Chemtura Corporation, with 2012 net sales of $2.6 billion, 1 is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products. Additional information concerning us is available at www.chemtura.com.

1 2012 net sales of $2.6 billion reflects discontinued operations treatment for the sale of Chemtura’s Antioxidants business.

Managed Basis Financial Measures

The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations. Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; gains and losses on sale of business and assets; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations: impairment charges; changes in our pension plans as a result of dispositions, merger or significant plan amendments, and the release of cumulative translation adjustments upon the complete or substantial liquidation of any majority-owned entity. They also include the computation of Adjusted EBITDA. In addition to the managed basis financial measures discussed above, we have applied a managed basis effective income tax rate to our managed basis income before taxes. Our managed basis tax rate of 31% in 2013 and 28% in 2012 represents refined estimated tax rates for our core operations to simplify comparison of underlying operating performance. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables. We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends. In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations. While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of our performance relative to other companies in similar industries.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The cyclical nature of the global chemicals industry;
•	Increases in the price of raw materials or energy and our ability to recover cost increases through increased selling prices for our products;
•	Disruptions in the availability of raw materials or energy;
•	Our ability to implement our growth strategies in rapidly growing markets and faster growing regions;
•	Our ability to execute timely upon our portfolio management strategies and mid and long range business plans;
•	Our ability to obtain the requisite regulatory and other approvals to implement the plan to build a new multi-purpose manufacturing facility in Nantong, China;
•	Declines in general economic conditions;
•	The ability to comply with product registration requirements of regulatory authorities, including the U.S. food and drug administration (the “FDA”) and European Union REACh legislation;

•	The effect of adverse weather conditions;
•	Demand for Chemtura AgroSolutions segment products being affected by governmental policies;
•	Current and future litigation, governmental investigations, prosecutions and administrative claims;
•	Environmental, health and safety regulation matters;
•	Federal regulations aimed at increasing security at certain chemical production plants;
•	Significant international operations and interests;
•	Our ability to maintain adequate internal controls over financial reporting;
•	Exchange rate and other currency risks;
•	Our dependence upon a trained, dedicated sales force;
•	Operating risks at our production facilities;
•	Our ability to protect our patents or other intellectual property rights;
•	Whether our patents may provide full protection against competing manufacturers;
•	Our ability to remain technologically innovative and to offer improved products and services in a cost-effective manner;
•	The risks to our joint venture investments resulting from lack of sole decision making authority;
•	Our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans;
•	Risks associated with strategic acquisitions and divestitures;
•	Risks associated with possible climate change legislation, regulation and international accords;
•	The ability to support the carrying value of the goodwill and long-lived assets related to our businesses;
•	Whether we repurchase any additional shares of our common stock that our Board of Directors has authorized us to purchase and the terms on which any such repurchases are made; and
•	Other risks and uncertainties described in our filings with the Securities and Exchange Commission, including Item 1A, Risk Factors, in our Annual Report on Form 10-K.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

CHEMTURA CORPORATION

Index of Financial Statements and Schedules

Page

Financial Statements

Consolidated Statements of Operations (Unaudited) -
Quarters and six months ended June 30, 2013 and 2012	10

Consolidated Statements of Comprehensive (Loss) Income (Unaudited) -
Quarters and six months ended June 30, 2013 and 2012	11

Consolidated Balance Sheets - June 30, 2013 (Unaudited) and
December 31, 2012	12

Condensed Consolidated Statements of Cash Flows (Unaudited) -
Six months ended June 30, 2013 and 2012	13

Segment Net Sales and Operating Income (Unaudited) -
Quarters and six months ended June 30, 2013 and 2012	14

Supplemental Schedules

Major Factors Affecting Net Sales and Operating Results (Unaudited) -
Quarter and six months ended June 30, 2013 versus 2012	15

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Quarters ended June 30, 2013 and 2012	16

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Six months ended June 30, 2013 and 2012	17

GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited) -
Quarters ended June 30, 2013 and 2012	18

GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited) -
Six months ended June 30, 2013 and 2012	19

CHEMTURA CORPORATION

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Quarters Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net sales	$735	$741	$1,341	$1,359

Cost of goods sold	548	542	1,028	997
Gross profit	187	199	313	362
Gross profit %	25%	27%	23%	27%

Selling, general and administrative	67	72	137	151
Depreciation and amortization	31	30	62	59
Research and development	11	11	20	23
Facility closures, severance and related costs	11	7	25	7
Changes in estimates related to expected allowable claims	-	-	-	2
Equity loss	1	1	3	2

Operating income	66	78	66	118
Interest expense	(15)	(16)	(31)	(30)
Other income, net	12	5	15	2
Reorganization items, net	(1)	(1)	(1)	(3)

(Loss) earnings from continuing operations before income taxes	62	66	49	87
Income tax (expense) benefit	(15)	(13)	(23)	(12)

Earnings from continuing operations	47	53	26	75

Earnings (loss) from discontinued operations, net of tax	6	(2)	4	(2)
Loss on sale of discontinued operations, net of tax	(146)	-	(146)	-

Net (loss) earnings	(93)	51	(116)	73

Less: Net earnings attributable to non-controlling interests	-	(1)	-	(1)

Net (loss) earnings attributable to Chemtura	$(93)	$50	$(116)	$72

Basic per share information - attributable to Chemtura:
Earnings from continuing operations, net of tax	$0.48	$0.53	$0.26	$0.76
Earnings (loss) from discontinued operations, net of tax	0.06	(0.03)	0.04	(0.03)
Loss on sale of discontinued operations, net of tax	(1.48)	-	(1.48)	-
Net (loss) earnings attributable to Chemtura	$(0.94)	$0.50	$(1.18)	$0.73

Diluted per share information - attributable to Chemtura:
Earnings from continuing operations, net of tax	$0.47	$0.53	$0.26	$0.76
Earnings (loss) from discontinued operations, net of tax	0.06	(0.03)	0.04	(0.03)
Loss on sale of discontinued operations, net of tax	(1.46)	-	(1.47)	-
Net (loss) earnings attributable to Chemtura	$(0.93)	$0.50	$(1.17)	$0.73

Weighted average shares outstanding - Basic	98.6	98.9	98.4	98.6

Weighted average shares outstanding - Diluted	99.7	99.1	99.6	99.1

Amounts attributable to Chemtura Stockholders:
Earnings from continuing operations, net of tax	$47	$53	$26	$75
Earnings (loss) from discontinued operations, net of tax	6	(3)	4	(3)
Loss on sale of discontinued operations, net of tax	(146)	-	(146)	-
Net (loss) earnings attributable to Chemtura	$(93)	$50	$(116)	$72

CHEMTURA CORPORATION

Consolidated Statements of Comprehensive (Loss) Income (Unaudited)

(In millions)

	Quarters Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net (loss) earnings	$(93)	$51	$(116)	$73

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(18)	(44)	(41)	(22)
Unrecognized pension and other post-retirement benefit costs	138	(3)	137	(1)

Comprehensive (loss) income	27	4	(20)	50

Comprehensive loss (income) attributable to the non-controlling interest	-	(1)	-	(1)

Comprehensive (loss) income attributable to Chemtura	$27	$3	$(20)	$49

CHEMTURA CORPORATION

Consolidated Balance Sheets

(In millions)

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$306	$363
Accounts receivable	539	405
Inventories	521	468
Other current assets	165	142
Current assets of discontinued operations	-	234
Total current assets	1,531	1,612

NON-CURRENT ASSETS
Property, plant and equipment, net	752	719
Goodwill	173	177
Intangible assets, net	333	348
Other assets	165	174

Total Assets	$2,954	$3,030

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$457	$5
Accounts payable	238	175
Accrued expenses	208	194
Income taxes payable	15	12
Current liabilities of discontinued operations	-	125
Total current liabilities	918	511

NON-CURRENT LIABILITIES
Long-term debt	437	871
Pension and post-retirement health care liabilities	346	393
Other liabilities	201	187
Total liabilities	1,902	1,962

STOCKHOLDERS' EQUITY
Common stock	1	1
Additional paid-in capital	4,369	4,366
Accumulated deficit	(2,964)	(2,848)
Accumulated other comprehensive loss	(332)	(428)
Treasury stock	(23)	(30)
Total Chemtura stockholders' equity	1,051	1,061

Non-controlling interest - Continuing operations	1	-
Non-controlling interest - Discontinued operations	-	7
Total Non-controlling interest	1	7
Total stockholders' equity	1,052	1,068

Total Liabilities and Stockholders' Equity	$2,954	$3,030

CHEMTURA CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Six Months Ended June 30,
Increase (decrease) to cash	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) earnings	$(116)	$73
Adjustments to reconcile net (loss) earnings to net cash used in operating activities:
Loss on sale of discontinued operations	146	-
Impairment charges	-	1
Release of translation adjustment from liquidation of entities	(15)	-
Depreciation and amortization	64	68
Stock-based compensation expense	8	10
Reorganization items, net	-	1
Changes in estimates related to expected allowable claims	-	2
Equity loss (income)	1	(1)
Changes in assets and liabilities, net	(165)	(172)
Net cash used in operating activities	(77)	(18)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from divestments net of transaction costs and cash transferred	91	9
Payments for acquisitions	(3)	-
Capital expenditures	(87)	(58)
Net cash provided by (used in) investing activities	1	(49)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on Term Loan	(2)	-
Proceeds from ABL Facility, net	-	25
Proceeds from A/R Financing Facility, net	-	3
Proceeds from other long-term borrowings	23	-
Payments on other long-term borrowings	(2)	-
Payments on other short-term borrowings, net	(1)	(3)
Common shares acquired	-	(10)
Payment for debt issuance costs	-	(1)
Proceeds from exercise of stock options	4	1
Net cash provided by financing activities	22	15

CASH
Effect of exchange rates on cash and cash equivalents	(5)	(3)

Change in cash and cash equivalents	(59)	(55)
Cash and cash equivalents at beginning of period	365	180

Cash and cash equivalents at end of period	$306	$125

Cash and cash equivalents at end of period - Continuing operations	$306	$123

Cash and cash equivalents at end of period - Discontinued operations	$-	$2

CHEMTURA CORPORATION

Segment Net Sales and Operating Income (Unaudited)

(In millions)

	Quarters Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
NET SALES

Petroleum additives	$182	$160	$351	$310
Urethanes	72	75	144	148
Industrial Performance Products	254	235	495	458
Bromine based & related products	160	197	319	380
Organometallics	41	39	81	82
Industrial Engineered Products	201	236	400	462
Consumer Products	145	158	223	242
Chemtura AgroSolutions	135	112	223	197
Total net sales	$735	$741	$1,341	$1,359

OPERATING INCOME

Industrial Performance Products	$31	$28	$60	$54
Industrial Engineered Products	13	38	33	82
Consumer Products	21	20	19	15
Chemtura AgroSolutions	32	23	45	33
Segment operating income	97	109	157	184

General corporate expense, including amortization	(20)	(24)	(66)	(57)
Facility closures, severance and related costs	(11)	(7)	(25)	(7)
Changes in estimates related to expected allowable claims	-	-	-	(2)
Total operating income	$66	$78	$66	$118

CHEMTURA CORPORATION

Major Factors Affecting Net Sales and Operating Results (Unaudited)

Quarter and Six Months ended June 30, 2013 versus 2012

(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter ended June 30,		Six months ended June 30,
		Earnings (loss) from		Earnings from
	Net	continuing operations	Net	continuing operations
	Sales	before income taxes	Sales	before income taxes

2012	$741	$66	$1,359	$87

2012 Facility closures, severance and related costs	-	7	-	7
2012 Changes in estimates related to expected allowable claims	-	-	-	2
2012 Reorganization items, net	-	1	-	3
	741	74	1,359	99

Changes in selling prices	(4)	(4)	(2)	(2)
Unit volume and mix	-	(5)	(12)	(16)
Foreign currency impact - operating income	(2)	(1)	(4)	(3)
Higher raw materials and energy costs	-	1	-	(1)
Manufacturing cost impacts	-	(2)	-	(6)
Changes in SGA&R, excluding foreign exchange impact	-	3	-	14
Higher depreciation and amortization expense	-	(1)	-	(3)
Higher interest expense	-	1	-	(1)
Foreign currency impact - other (expense) income, net	-	(4)	-	2
Other	-	(5)	-	(4)
	735	57	1,341	79

2013 Environmental reserves	-	-	-	(21)
2013 UK pension benefit matter	-	2	-	2
2013 Facility closures, severance and related costs	-	(11)	-	(25)
2013 Reclass of translation adjustments from liquidation of entities	-	15	-	15
2013 Reorganization items, net	-	(1)	-	(1)

2013	$735	$62	$1,341	$49

CHEMTURA CORPORATION

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Quarter ended June 30, 2013			Quarter ended June 30, 2012
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$735	$-	$735	$741	$-	$741

Cost of goods sold	548	-	548	542	-	542
Gross profit	187	-	187	199	-	199
Gross profit %	25%		25%	27%		27%

Selling, general and administrative	67	2	69	72	-	72
Depreciation and amortization	31	-	31	30	-	30
Research and development	11	-	11	11	-	11
Facility closures, severance and related costs	11	(11)	-	7	(7)	-
Equity loss	1	-	1	1	-	1

Operating income	66	9	75	78	7	85
Interest expense	(15)	-	(15)	(16)	-	(16)
Other income (expense), net	12	(15)	(3)	5	-	5
Reorganization items, net	(1)	1	-	(1)	1	-

Earnings from continuing operations before income taxes	62	(5)	57	66	8	74
Income tax expense	(15)	(2)	(17)	(13)	(8)	(21)

Earnings from continuing operations	47	(7)	40	53	-	53

Earnings (loss) from discontinued operations, net of tax	6	(6)	-	(2)	2	-
Loss on sale of discontinued operations, net of tax	(146)	146	-	-	-	-

Net (loss) earnings	(93)	133	40	51	2	53

Less: Net earnings attributable to non-controlling interests	-	-	-	(1)	1	-

Net (loss) earnings attributable to Chemtura	$(93)	$133	$40	$50	$3	$53

Basic per share information - attributable to Chemtura:
Earnings from continuing operations, net of tax	$0.48		$0.41	$0.53		$0.53
Earnings (loss) from discontinued operations, net of tax	0.06		-	(0.03)		-
Loss on sale of discontinued operations, net of tax	(1.48)		-	-		-
Net (loss) earnings	$(0.94)		$0.41	$0.50		$0.53

Diluted per share information - attributable to Chemtura:
Earnings from continuing operations, net of tax	$0.47		$0.40	$0.53		$0.53
Earnings (loss) from discontinued operations, net of tax	0.06		-	(0.03)		-
Loss on sale of discontinued operations, net of tax	(1.46)		-	-		-
Net (loss) earnings	$(0.93)		$0.40	$0.50		$0.53

Weighted average shares outstanding - Basic	98.6		98.6	98.9		98.9

Weighted average shares outstanding - Diluted	99.7		99.7	99.1		99.1

Managed Basis Adjustments consist of the following:

UK pension benefit matter		$(2)			$-
Facility closures, severance and related costs		11			7
Reclass of translation adjustments from liquidation of entities		(15)			-
Reorganization items, net		1			1
Pre-tax		(3)			8

Adjustment to apply a Managed Basis effective tax rate		(2)			(8)
(Earnings) loss from discontinued operations, net of tax		(6)			2
Loss on sale of discontinued operations, net of tax		146			-
Non-controlling interests - Discontinued Operations		-			1
After-tax		$135			$3

Adjusted EBITDA consists of the following:

Operating income - GAAP			$66			$78
UK pension benefit matter			(2)			-
Facility closures, severance and related costs			11			7
Operating income - Managed Basis			75			85

Depreciation and amortization - Managed Basis			31			30
Non-cash stock-based compensation expense			3			3

Adjusted EBITDA			$109			$118

CHEMTURA CORPORATION

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Six months ended June 30, 2013			Six months ended June 30, 2012
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$1,341	$-	$1,341	$1,359	$-	$1,359

Cost of goods sold	1,028	(21)	1,007	997	-	997
Gross profit	313	21	334	362	-	362
Gross profit %	23%		25%	27%		27%

Selling, general and administrative	137	2	139	151	-	151
Depreciation and amortization	62	-	62	59	-	59
Research and development	20	-	20	23	-	23
Facility closures, severance and related costs	25	(25)	-	7	(7)	-
Changes in estimates related to expected allowable claims	-	-	-	2	(2)	-
Equity loss	3	-	3	2	-	2

Operating income	66	44	110	118	9	127
Interest expense	(31)	-	(31)	(30)	-	(30)
Other income (expense), net	15	(15)	-	2	-	2
Reorganization items, net	(1)	1	-	(3)	3	-

Earnings from continuing operations before income taxes	49	30	79	87	12	99
Income tax expense	(23)	(1)	(24)	(12)	(16)	(28)

Earnings from continuing operations	26	29	55	75	(4)	71

Earnings (loss) from discontinued operations, net of tax	4	(4)	-	(2)	2	-
Loss on sale of discontinued operations, net of tax	(146)	146	-	-	-	-

Net (loss) earnings	(116)	171	55	73	(2)	71

Less: Net earnings attributable to non-controlling interests	-	-	-	(1)	1	-

Net (loss) earnings attributable to Chemtura	$(116)	$171	$55	$72	$(1)	$71

Basic per share information - attributable to Chemtura:
Earnings from continuing operations, net of tax	$0.26		$0.56	$0.76		$0.72
Earnings (loss) from discontinued operations, net of tax	0.04		-	(0.03)		-
Loss on sale of discontinued operations, net of tax	(1.48)		-	-		-
Net (loss) earnings	$(1.18)		$0.56	$0.73		$0.72

Diluted per share information - attributable to Chemtura:
Earnings from continuing operations, net of tax	$0.26		$0.55	$0.76		$0.72
Earnings (loss) from discontinued operations, net of tax	0.04		-	(0.03)		-
Loss on sale of discontinued operations, net of tax	(1.47)		-	-		-
Net (loss) earnings	$(1.17)		$0.55	$0.73		$0.72

Weighted average shares outstanding - Basic	98.4		98.4	98.6		98.6

Weighted average shares outstanding - Diluted	99.6		99.6	99.1		99.1

Managed Basis Adjustments consist of the following:

Environmental reserves		$21			$-
UK pension benefit matter		(2)			-
Facility closures, severance and related costs		25			7
Changes in estimates related to expected allowable claims		-			2
Reclass of translation adjustments from liquidation of entities		(15)			-
Reorganization items, net		1			3
Pre-tax		30			12

Adjustment to apply a Managed Basis effective tax rate		(1)			(16)
(Earnings) loss from discontinued operations, net of tax		(4)			2
Loss on sale of discontinued operations, net of tax		146			-
Non-controlling interests - Discontinued Operations		-			1
After-tax		$171			$(1)

Adjusted EBITDA consists of the following:

Operating income - GAAP			$66			$118
Environmental reserves			21			-
UK pension benefit matter			(2)			-
Facility closures, severance and related costs			25			7
Changes in estimates related to expected allowable claims			-			2
Operating income - Managed Basis			110			127

Depreciation and amortization - Managed Basis			62			59
Non-cash stock-based compensation expense			8			10

Adjusted EBITDA			$180			$196

CHEMTURA CORPORATION

GAAP and Managed Basis Segment Sales and Operating Income (Unaudited)

(In millions of dollars)

	Quarter ended June 30, 2013			Quarter ended June 30, 2012
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustments	Managed Basis	Historical	Adjustments	Managed Basis

NET SALES
Industrial Performance Products	$254	$-	$254	$235	$-	$235
Industrial Engineered Products	201	-	201	236	-	236
Consumer Products	145	-	145	158	-	158
Chemtura AgroSolutions	135	-	135	112	-	112
Total net sales	$735	$-	$735	$741	$-	$741

OPERATING INCOME

Industrial Performance Products	$31	$-	$31	$28	$-	$28
Industrial Engineered Products	13	-	13	38	-	38
Consumer Products	21	-	21	20	-	20
Chemtura AgroSolutions	32	-	32	23	-	23
Segment operating income	97	-	97	109	-	109

General corporate expense, including
amortization	(20)	(2)	(22)	(24)	-	(24)
Facility closures, severance and related costs	(11)	11	-	(7)	7	-
Total operating income	$66	$9	$75	$78	$7	$85

Managed Basis Adjustments consist of the following:

UK pension benefit matter		$(2)			$-
Facility closures, severance and related costs		11			7
		$9			$7

DEPRECIATION AND AMORTIZATION

Industrial Performance Products	$6	$-	$6	$6	$-	$6
Industrial Engineered Products	12	-	12	10	-	10
Consumer Products	3	-	3	3	-	3
Chemtura AgroSolutions	3	-	3	5	-	5
General corporate expense	7	-	7	6	-	6

Total depreciation and amortization	$31	$-	$31	$30	$-	$30

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Industrial Performance Products			$1			$-
Industrial Engineered Products			1			-
Consumer Products			-			-
Chemtura AgroSolutions			-			1
General corporate expense			1			2

Total non-cash stock-based compensation expense			$3			$3

Adjusted EBITDA by Segment:

Industrial Performance Products			$38			$34
Industrial Engineered Products			26			48
Consumer Products			24			23
Chemtura AgroSolutions			35			29
General corporate expense			(14)			(16)

Adjusted EBITDA			$109			$118

CHEMTURA CORPORATION

GAAP and Managed Basis Segment Sales and Operating Income (Unaudited)

(In millions of dollars)

	Six months ended June 30, 2013			Six months ended June 30, 2012
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustments	Managed Basis	Historical	Adjustments	Managed Basis

NET SALES
Industrial Performance Products	$495	$-	$495	$458	$-	$458
Industrial Engineered Products	400	-	400	462	-	462
Consumer Products	223	-	223	242	-	242
Chemtura AgroSolutions	223	-	223	197	-	197
Total net sales	$1,341	$-	$1,341	$1,359	$-	$1,359

OPERATING INCOME

Industrial Performance Products	$60	$-	$60	$54	$-	$54
Industrial Engineered Products	33	-	33	82	-	82
Consumer Products	19	-	19	15	-	15
Chemtura AgroSolutions	45	-	45	33	-	33
Segment operating income	157	-	157	184	-	184

General corporate expense, including amortization	(66)	19	(47)	(57)	-	(57)
Facility closures, severance and related costs	(25)	25	-	(7)	7	-
Changes in estimates related to expected allowable claims	-	-	-	(2)	2	-
Total operating income	$66	$44	$110	$118	$9	$127

Managed Basis Adjustments consist of the following:

Environmental reserves		$21			$-
UK pension benefit matter		(2)			-
Facility closures, severance and related costs		25			7
Changes in estimates related to expected allowable claims		-			2
		$44			$9

DEPRECIATION AND AMORTIZATION

Industrial Performance Products	$13	$-	$13	$12	$-	$12
Industrial Engineered Products	23	-	23	20	-	20
Consumer Products	5	-	5	5	-	5
Chemtura AgroSolutions	6	-	6	7	-	7
General corporate expense	15	-	15	15	-	15

Total depreciation and amortization	$62	$-	$62	$59	$-	$59

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Industrial Performance Products			$1			$1
Industrial Engineered Products			1			1
Consumer Products			-			-
Chemtura AgroSolutions			-			1
General corporate expense			6			7

Total non-cash stock-based compensation expense			$8			$10

Adjusted EBITDA by Segment:

Industrial Performance Products			$74			$67
Industrial Engineered Products			57			103
Consumer Products			24			20
Chemtura AgroSolutions			51			41
General corporate expense			(26)			(35)

Adjusted EBITDA			$180			$196

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